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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                           CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 27, 2008


                                NORDSTROM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        WASHINGTON                 001-15059                     91-0515058

(STATE OR OTHER JURISDICTION    (COMMISSION FILE           (I.R.S. EMPLOYER
      OF INCORPORATION)              NUMBER)             IDENTIFICATION NO.)


             1617 SIXTH AVENUE, SEATTLE, WASHINGTON      98101
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 628-2111


                              INAPPLICABLE
         (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)


  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):


  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01 Entry into a Definitive Material Agreement

On May 28, 2008, Nordstrom, Inc. (the "Company") exercised the $150 million accordion feature of its existing Revolving Credit Facility dated (the "Credit Facility") as of November 4, 2005 between the Company and a syndicate of lenders, with Bank of America, N.A. as Administrative Agent. As a result of the exercise of the accordion, capacity under the Credit Facility increased from $500 million to $650 million. As of the date of this Current Report on Form 8-K, the Company has not drawn against the Credit Facility.

As part of the exercise of the accordion, the Company added Morgan Stanley Bank and William Street LLC as additional lenders under the Credit Facility. In addition, the Company obtained increased lending commitments under the Credit Facility from Bank of America, N.A., Wells Fargo Bank, N.A., U.S. Bank, National Association, The Bank of New York, Fifth Third Bank, Royal Bank of Scotland plc, Bank of Hawaii and The Northern Trust Company, all of which were original parties to the Credit Facility. The other terms of the Credit Facility remain unchanged.

ITEM 8.01 Other Events

On May 27, 2008, Peter E. Nordstrom, the Company's Executive Vice President and President of Merchandising, and Kevin T. Knight, an Executive Vice President of the Company, Chairman and Chief Executive Officer of Nordstrom fsb and President of Nordstrom Credit, Inc., each adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the purchase or sale of a registrant's securities under specified conditions and at specified times. Using such plans, individuals can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess material non-public information.

Peter Nordstrom and Kevin Knight each adopted a 10b5-1 plan as part of their individual long-term asset diversification, tax and financial planning strategies as follows:

    On May 27, 2008, Peter Nordstrom adopted his 10b5-1 plan, which provides for the sale of up to a total of 36,000 shares to be acquired through the exercise of an outstanding stock option which is scheduled to expire February 25, 2009 if not exercised prior to the option's expiration date. Shares will be sold under Peter Nordstrom's plan on the open market at prevailing market prices and subject to minimum price thresholds specified in his plan.

    On May 27, 2008, Kevin Knight adopted his 10b5-1 plan, which provides for the sale of up to a total of 18,952 shares to be acquired through the exercise of outstanding stock options which are scheduled to expire on February 25, 2014 and February 23, 2015 if not exercised prior to the options' expiration dates. Shares will be sold under Kevin Knight's plan on the open market at prevailing market prices and subject to minimum price thresholds specified in his plan.


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Transactions under these plans will be reported to the Securities and
Exchange Commission in accordance with applicable securities laws, rules and regulations. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modification to or termination of any publicly announced trading plan, except to the extent required by law.




















































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                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NORDSTROM, INC.



                                           By:  /s/ Lisa G. Iglesias
                                                -----------------------
                                                Lisa G. Iglesias
                                                Executive Vice President,
                                                General Counsel and Corporate
                                                Secretary

Dated: May 30, 2008